UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2012 (May 17, 2012)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Five Radnor Corporate Center, Suite 500

100 Matsonford Road, Radnor, Pennsylvania 19087

(Address of principal executive office) (Zip Code)

(610) 975-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture Relating to the 8.375% Senior Notes due 2020

As previously disclosed in the Current Report filed on May 16, 2012, on May 11, 2012, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource Finance Corporation II (“Finance Co II” and, together with the Partnership, the “2020 Notes Issuers”), Penn Virginia Resource GP, LLC (the “General Partner”) and the subsidiaries of the 2020 Notes Issuers named therein (the “Guarantors”) entered into a purchase agreement with RBC Capital Markets LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), to sell an aggregate of $600,000,000 principal amount of the 2020 Notes Issuers’ 8.375% Senior Notes due 2020 (the “2020 Notes”) to the Initial Purchasers in a private placement (the “Notes Offering”). The 2020 Notes will be unconditionally guaranteed by the Guarantors.

On May 17, 2012, the 2020 Notes were issued under, and the 2020 Notes Issuers and the Guarantors entered into a second supplemental indenture (the “Second Supplemental Indenture”) by and among the 2020 Notes Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”) to the base indenture, dated as of April 27, 2010, by and among the Partnership, Penn Virginia Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Partnership, the “2018 Notes Issuers”), Finance Co II, the Guarantors named therein as parties thereto and the Trustee (the “Base Indenture” and, together with the Second Supplemental Indenture, the “2020 Notes Indenture”).

The 2020 Notes bear interest at a rate of 8.375% per year, payable semiannually on June 1 and December 1 of each year, beginning on December 1, 2012.

In the event of a change of control, as defined in the Second Supplemental Indenture, the holders of the 2020 Notes may require the 2020 Notes Issuers to purchase their Notes at a purchase price equal to 101% of the principal amount of the 2020 Notes, plus accrued and unpaid interest, if any.

The 2020 Notes are the 2020 Notes Issuers’ unsecured, senior obligations, ranking senior in right of payment to the 2020 Notes Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated to the 2020 Notes, and equal in right of payment with the 2020 Notes Issuers’ and the Guarantors’ existing and future unsecured indebtedness that is not by its terms subordinated to the 2020 Notes. In addition, the 2020 Notes will rank effectively junior to the 2020 Notes Issuers’ and the Guarantors’ existing and future secured indebtedness, including indebtedness under the Revolver, to the extent of the value of the assets securing such indebtedness of the 2020 Notes Issuers, and will be structurally subordinated to the existing and future indebtedness and other liabilities of the 2020 Notes Issuers’ non-guarantor subsidiaries.

The 2020 Notes initially will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by the 2020 Notes Issuers’ subsidiaries named in the 2020 Notes Indenture as Guarantors. In the future, the subsidiary guarantees may be released or terminated under certain circumstances. The obligations of each Guarantor will be the general unsecured obligations of such Guarantor and will rank senior in right of payment to the existing and future subordinated indebtedness of such Guarantor and equal in right of payment to all existing and future senior unsecured indebtedness of such Guarantor. In addition, the guarantee by each Guarantor will be effectively junior to the applicable Guarantor’s existing and future secured indebtedness, including its guarantee of indebtedness under the Revolver, to the extent of the value of the assets of such Guarantor constituting collateral securing such indebtedness, and structurally junior to the indebtedness and other liabilities of the 2020 Notes Issuers’ non-guarantor subsidiaries.

The 2020 Notes Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of the restricted subsidiaries (as defined in the Second Supplemental Indenture) to, under certain circumstances:

•	prepay subordinated indebtedness, pay distributions, redeem stock or make certain other restricted payments;

•	make certain restricted investments;

•	incur indebtedness;

•	create liens on our assets to secure debt;

•	restrict dividends, distributions or other payments from subsidiaries to the 2020 Notes Issuers;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries;

•	use the proceeds of permitted sales of assets;

•	effect a consolidation or merger; and

•	change the 2020 Notes Issuers’ line of business.

These covenants are subject to important limitations and exceptions that are described in the 2020 Notes Indenture. Certain of the covenants listed above will terminate prior to the maturity date of the 2020 Notes if both Standard & Poor’s Rating Service and Moody’s Investors Service, Inc. assign the 2020 Notes an investment grade rating in the future and no events of default exist under the 2020 Notes Indenture. Any covenants that cease to apply to the Partnership as a result of achieving investment grade ratings will not be restored, even if the credit ratings assigned to the 2020 Notes later fall below investment grade.

A copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference and is hereby filed. The form of Note issued pursuant to the Second Supplemental Indenture is included as Exhibit A to the Second Supplemental Indenture and incorporated herein by reference. A copy of the Base Indenture was previously filed by the Partnership. The descriptions of the Second Supplemental Indenture and the 2020 Notes Indenture in this Form 8-K are a summary and are qualified in their entirety by the terms of the Second Supplemental Indenture and the 2020 Notes Indenture.

Registration Rights Agreements

Notes Registration Rights Agreement Relating to the 8.375% Senior Notes due 2020

On May 17, 2012, in connection with the closing of the 2020 Notes Offering and the issuance and sale of the 2020 Notes, the 2020 Notes Issuers and the Guarantors entered into a registration rights agreement with RBC Capital Markets LLC, as representative of the Initial Purchasers (the “2020 Notes Registration Rights Agreement”). Under the 2020 Notes Registration Rights Agreement, Issuers and the Guarantors have agreed to, among other things, use their commercially reasonable efforts to (i) file an exchange offer registration statement with respect to the exchange notes and the exchange guarantees, (ii) cause such exchange offer registration statement to become effective not later than 270 days after the issue date of the 2020 Notes and (iii) keep such exchange offer registration statement effective continuously and keep the exchange offer period open for a period of not less than the period required under applicable United States federal and state securities laws to consummate the exchange offer (provided that such period shall not be less than 20 business days after the date on which the notice of the exchange offer is mailed to holders of the 2020 Notes. If, among other things, such exchange offer registration statement is not filed or declared effective by the Securities and Exchange Commission by the required time, or the exchange offer has not been consummated within 30 business days following the targeted date of effectiveness (as set forth in the 2020 Notes Registration Rights Agreement), the 2020 Notes Issuers and the Guarantors will be required to pay to the holders of the 2020 Notes liquidated damages in an amount equal to 0.25% per annum on the principal amount of the 2020 Notes held by such holder during the 90-day period immediately following the occurrence of such registration default, and such amount shall increase by 0.25% per annum at the end of such 90-day period.

Special Registration Rights Agreement

As previously disclosed in the Current Report filed on April 12, 2012, on April 9, 2012, the Partnership and PVR Marcellus Gas Gathering LLC, an indirect wholly-owned subsidiary of the Partnership (“PVR Marcellus”), entered into a membership interest purchase and sale agreement (the “Chief Purchase Agreement”), pursuant to which PVR Marcellus agreed to acquire (the “Chief Acquisition”) all of the membership and other equity interests in Chief Gathering LLC (“Chief”) from Chief E&D Holdings LP (the “Seller”) for a base purchase price of $1.0 billion, subject to certain closing adjustments, payable to the Seller in a combination of $800.0 million in cash and $200.0 million of Special Units, a new class of limited partner interests in the Partnership (the “Special Units”).

On May 17, 2012, in connection with the closing of the Chief Acquisition and the issuance of approximately 10.35 million Special Units to the Seller as described below, the Partnership entered into a registration rights agreement with the Seller (the “Special Unit Registration Rights Agreement”). Pursuant to the Special Unit Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the offer and sale of common units representing limited partnership interests in the Partnership (“Common Units”) issuable upon conversion of the Special Units within 15 days of such conversion, and use its commercially reasonable efforts to cause the registration statement to become effective as soon as practicable thereafter. These registration rights are transferable to affiliates of the Special Unit holders and, in certain circumstances, to third parties.

Class B Units Registration Rights Agreement

As previously disclosed in the Current Report filed on April 12, 2012, on April 9, 2012, the Partnership entered into a Class B Unit Purchase Agreement (the “Class B Unit Purchase Agreement”) with Riverstone V PVR Holdings, L.P. (the “Riverstone Investor”) and Riverstone Global Energy and Power Fund V (FT), L.P. to sell $400.0 million of Class B Units, a new class of limited partner interest in the Partnership (“Class B Units”), in a private placement to the Riverstone Investor (the “Class B Unit Transaction”).

On May 17, 2012, in connection with the closing of the Class B Unit Transaction and issuance and sale of approximately 21.38 million Class B Units to the Riverstone Investor, the Partnership entered into a registration rights agreement with the Riverstone Investor (the “Class B Registration Rights Agreement”). Pursuant to the Class B Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the offer and sale of Common Units issuable upon conversion of at least $100.0 million of the Class B Units (“Converted Class B Units”), as well as any Common Units issued in lieu of cash as liquidated damages as described below, within fifteen days of such conversion, and use its commercially reasonable efforts to cause the registration statement to become effective as soon as practicable thereafter.

If the shelf registration statement is not effective within 120 days of the conversion described above, then the Partnership must pay liquidated damages of 0.25% of the product of the $18.71 (the “Class B Unit Price”) times the number of Class B Units issued pursuant to the Class B Unit Purchase Agreement and that may not be disposed of pursuant to any section of Rule 144 of the Securities Act of 1933 (the “Class B Unit Liquidated Damages Multiplier”) per 30-day period for the first 60 days following the 120th day. This amount will increase by an additional 0.25% of the Class B Unit Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the Class B Unit Liquidated Damages Multiplier per 30-day period. Liquidated damages may be paid in cash or, if payment in cash would cause a violation of a covenant under the documents governing the Partnership’s indebtedness, Common Units.

If the Riverstone Investor or its permitted assignees elect to dispose of at least $50.0 million in Converted Class B Units, the Class B Registration Rights grants such holders the ability to cause the Partnership to affect the sale thorough an underwritten offering. In addition, the Class B Registration Rights Agreement grants piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the Riverstone Investor and, in certain circumstances, to third parties.

PIPE Registration Rights Agreement

As previously disclosed in the Current Report filed on April 12, 2012, on April 9, 2012, the Partnership entered into a Common Unit Purchase Agreement (the “PIPE Purchase Agreement”) with the purchasers named therein (the “PIPE Purchasers”) to sell $180.0 million of common units of the Partnership in a private placement (the “PIPE Transaction”).

On May 17, 2012, in connection with the closing of the PIPE Transaction and the issuance and sale of an aggregate of approximately 9.01 million common units (the “PIPE Common Units”) of the Partnership to the PIPE Investors, the Partnership entered into a registration rights agreement with the PIPE Investors (the “PIPE

Registration Rights Agreement”). Pursuant to the PIPE Registration Rights Agreement, the Partnership is required to file a shelf registration statement to register the offer and sale of Common Units issued to the PIPE Purchasers under the PIPE Unit Purchase Agreement, as well as any Common Units issued lieu of cash as liquidated damages as described below, on or before June 1, 2012, and use its commercially reasonable efforts to cause the registration statement to become effective as soon as practicable thereafter.

If the Shelf Registration Statement is not effective on or before the date 90 days after the closing of the PIPE Transaction, then the Issuer shall pay each PIPE Purchaser liquidated damages of 0.25% of the product of $19.98 (the “Common Unit Price”) times the number of Common Units issued pursuant to the PIPE Purchase Agreement and that may not be disposed of pursuant to any section of Rule 144 of the Securities Act of 1933 (the “PIPE Liquidated Damages Multiplier”) per 30-day period for the first 60 days following the 90th day. This amount will increase by an additional 0.25% of the PIPE Liquidated Damages Multiplier per 30-day period for each subsequent 60 days, up to a maximum of 1.0% of the PIPE Unit Liquidated Damages Multiplier per 30-day period. Liquidated damages may be paid in cash or, if payment in cash would cause a violation of a covenant under the documents governing the Partnership’s indebtedness, Common Units.

In addition, the PIPE Registration Rights Agreement grants piggyback registration rights under certain circumstances. These registration rights are transferable to affiliates of the PIPE Purchasers and, in certain circumstances, to third parties.

Copies of the 2020 Notes Registration Rights Agreement, the Special Registration Rights Agreement, the Class B Registration Rights Agreement and the PIPE Registration Rights Agreement are attached hereto as Exhibit 4.3, Exhibit 4.4, Exhibit 4.5 and Exhibit 4.6, respectively, and are incorporated herein by reference and hereby filed. The descriptions of the 2020 Notes Registration Rights Agreement, the Class B Registration Rights Agreement and PIPE Registration Rights Agreement in this report are a summary and are qualified in their entirety by the terms of the 2020 Notes Registration Rights Agreement, the Class B Registration Rights Agreement and the PIPE Registration Rights Agreement.

Amendment and Restatement of the Limited Partnership Agreement of the Partnership

On May 17, 2012, in connection with the closing of the Chief Acquisition, Penn Virginia Resource GP, LLC as the General Partner and as attorney in fact for the limited partners of the Partnership, entered into the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Fifth Amended and Restated Partnership Agreement”). Among other things, the Fifth Amended and Restated Partnership Agreement provides for the establishment of new classes of limited partnership interests in the Partnership, the Special Units and the Class B Units. The information set forth under Item 3.02 below is incorporated herein by reference.

A copy of the Fifth Amended and Restated Partnership Agreement is attached hereto as Exhibit 3.1 and is incorporated herein by reference and is hereby filed. The description of the Fifth Amended and Restated Partnership Agreement in this Form 8-K is a summary and is qualified in its entirety by the terms of the Fifth Amended and Restated Partnership Agreement.

Copies of the Chief Purchase Agreement, the Class B Unit Purchase Agreement and the PIPE Purchase Agreement were previously filed by the Partnership.

Supplemental Indenture Relating to the 8 1/4% Senior Notes due 2018

On May 17, 2012, the 2018 Notes Issuers, the General Partner and the subsidiaries of the 2018 Notes Issuers named therein (the “2018 Notes Guarantors”) entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) to the Base Indenture, with Wells Fargo Bank, N.A., as trustee, relating to the 2018 Notes Issuer’s $300,000,000 aggregate principal amount of 8 1/4% Senior Notes due 2018 (the “2018 Notes”). The 2018 Notes were initially issued under the Base Indenture, as supplemented by the First Supplemental Indenture dated April 27, 2010 among the 2018 Notes Issuers, the subsidiaries of the 2018 Notes Issuers named therein and the Trustee (the First Supplemental Indenture, and, together with the Base Indenture and the Third Supplemental Indenture, the “2018 Notes Indenture”). Pursuant to the Third Supplemental Indenture, among other things, Chief, Kanawha Rail LLC, a Virginia limited liability company, LJL, LLC, a West Virginia limited liability company, and PVR Water Services LLC, a Delaware limited liability company, each a subsidiary of the Partnership, agreed to become guarantors of the 2018 Notes.

A copy of the Third Supplemental Indenture is attached hereto as Exhibit 4.7 and is incorporated herein by reference and is hereby filed. A copy of the Base Indenture and the First Supplemental Indenture was previously filed by the Partnership. The descriptions of the Third Supplemental Indenture and the 2018 Notes Indenture in this Form 8-K are a summary and are qualified in their entirety by the terms of the Second Supplemental Indenture and the 2020 Notes Indenture.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report filed on April 12, 2012, on April 9, 2012, the Partnership and PVR Marcellus entered into the Chief Purchase Agreement. The base purchase price for the Chief Acquisition was $1.0 billion, payable to the Seller in a combination of $800.0 million in cash and approximately $200.0 million of Special Units, subject to adjustment as set forth in the Chief Purchase Agreement.

On May 17, 2012, the Partnership completed the Chief Acquisition for an aggregate purchase price of approximately $1.06 billion (reflecting various adjustments pursuant to the Chief Purchase Agreement), of which approximately $212.5 million was paid through the issuance of approximately 10.35 million Special Units to the Seller and approximately $554.8 million was paid in cash. In addition, at the closing, the Partnership repaid approximately $295.3 million of existing indebtedness of Chief.

Copies of the financial statements of Chief and the pro forma financial statements of the Partnership were previously filed by the Partnership.

Item 2.03.	Creation of a Direct Financial Obligation.

On May 17, 2012, the 2020 Notes Issuers issued $600,000,000 principal amount of the 2020 Notes in a private placement transaction exempt from registration requirements. The Notes are governed by the 2020 Notes Indenture.

Additional terms and conditions are contained in Item 1.01 under the caption “Supplemental Indenture Relating to the 8.375% Senior Notes due 2020” and are incorporated herein by reference.

On May 17, 2012, certain subsidiaries of the Partnership agreed to become guarantors of the 2018 Notes governed by the 2018 Notes Indenture.

Additional terms and conditions are contained in Item 1.01 under the caption “Supplemental Indenture Relating to the 8 1/4% Senior Notes due 2018” and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 17, 2012, in connection with the closing of the Chief Acquisition, the Class B Unit Transaction and the PIPE Transaction, the Partnership issued and sold approximately 10.35 million Special Units to the Seller, approximately 21.38 million Class B Units to the Riverstone Investor and an aggregate of approximately 9.01 million Common Units to the PIPE Investors. Such issuances were made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

The Special Units are substantially similar to the Common Units, except that the Special Units shall neither pay nor accrue distributions for six consecutive quarterly distributions commencing with the first quarterly distribution whose record date occurs after the date of closing of the Chief Acquisition (the “Chief Closing”), which occurred on May 17, 2012, and ending on the first business day after the record date for the sixth such quarterly distribution, upon which date the Special Units shall convert automatically into Common Units.

The Special Units represent a separate class of the Partnership’s limited partner interests. The number of Special Units issued at the Chief Closing was determined by dividing $212.5 million by $20.54 (the “Equity Price”). The Equity Price was calculated as $23.66 (the 30-trading day volume weighted average price of a Common Unit, determined as of April 9, 2012), minus six times $0.52 (the amount of the Partnership’s cash distribution per

Common Unit paid for the first quarter of 2012). The Special Units are entitled to vote together as a single class with the Common Units on any matter for which the holders of Common Units are entitled to vote, and as a separate class on any matter that disproportionately and adversely affects the rights or preferences of the Special Units in relation to other classes of limited partner interests in the Partnership. Each Special Unit is entitled to the number of votes equal to the number of Common Units into which a Special Unit is convertible at the time of the record date for the vote on the matter for which the Special Units are entitled to vote. The Special Units may not be transferred for nine months following their issuance without the prior approval of the Partnership except to an affiliate of the holder thereof. The Special Units are subject to early conversion by the Partnership or a holder of Special Units in connection with certain events, including a sale of all or substantially all of the Partnership’s assets to any third party or a transaction that results in any party, other than the holders of Common Units immediately prior to such transaction, acquiring a majority of the Common Units or other securities of the surviving entity or any voting securities that are not subject to the voting limitations applicable to Common Units under the Partnership’s limited partnership agreement or similar restrictions.

The Class B Units represent a separate class of the Partnership’s limited partner interests. The Class B Units share equally with the Common Units with respect to the payment of distributions but, until they convert into Common Units, such distribution will be paid in additional Class B Units unless the Partnership elects to pay the distributions on the Class B Units in cash. The number of Class B Units issued to pay each distribution will be based upon the volume-weighted average price of a Common Unit for the 30 trading days preceding the date the distributions are declared. In the event of a liquidation, unit exchange, merger, consolidation or similar event, each Class B Unit (prior to its eligibility for conversion as described below) will be entitled to receive the greater of (1) the amount of cash or property distributed in respect of each Common Unit and (2) an amount of cash or property having a value equal to the Class B Unit Price. The Riverstone Investor is entitled to designate for appointment to the board of directors (the “Board”) of the General Partner two designees for so long as the Riverstone Investor or its affiliates own Class B Units, and thereafter, for so long as the Common Units that the Riverstone Investor or its affiliates acquire upon conversion of the Class B Units constitute at least 10% of the total number of Partnership units outstanding. These directors will not be entitled to compensation from the Partnership.

The Class B Units may be converted into Common Units on a one-for-one basis at the option of the holder in the following amounts and subject to the following conditions: (1) 50% of the outstanding Class B Units may be converted after January 1, 2014, provided that the volume-weighted average price of the Common Units for the 30 trading days (the “30-day VWAP”) preceding any date during the quarter ending December 31, 2013 exceeded $30 per Common Unit; (2) 50% of the outstanding Class B Units may be converted after April 1, 2014, provided that the 30-day VWAP exceeded $30 per Common Unit on any day during the quarter ending March 31, 2014; and (3) amounts of Class B Units having a minimum value of $50.0 million calculated using the 30-day VWAP preceding the date of calculation at any time on or after July 1, 2014. In addition, the Partnership may elect to convert all (but not less than all) outstanding Class B Units into Common Units on a one-for-one basis at any time on or after July 1, 2014. The number of Class B Units is subject to adjustment for issuances below the Class B Unit Price prior to conversion on a weighted average basis, unit splits and unit combinations.

The Class B Units have the same voting rights as if they were outstanding Common Units and will be entitled to vote as a separate class on any matters that materially adversely affect the rights or preferences of the Class B Units in relation to other classes of limited partner interests in the Partnership or as required by law.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Class B Unit Purchase Agreement, the Riverstone Investor is entitled to designate for appointment to the Board two designees for so long as the Riverstone Investor owns Class B Units, and thereafter, for so long as the Common Units that the Riverstone Investor acquires upon conversion of the Class B Units constitute at least 10% of the total number of Partnership units outstanding. The Board has confirmed the appointment of E. Bartow Jones and Andrew W. Ward to the Board, effective as of May 17, 2012. Mr. Ward is a Managing Director, and Mr. Jones is a Partner and a Managing Director, of Riverstone Holdings LLC, which is an affiliate of the Riverstone Investor. Neither Mr. Jones nor Mr. Ward is entitled to compensation from the Partnership.

As a result of these appointments, the number of members of the Board increased from nine to 11, as of May 17, 2012.

E. Bartow Jones (age 36) is currently a Managing Director of Riverstone Holdings LLC, an energy and power-focused private equity firm, where he has been employed since 2001 and is responsible for sourcing and managing energy investments. Mr. Jones has been active across a variety of sectors in the energy industry, with significant experience in midstream, mining, and exploration and production. Prior to joining Riverstone, Mr. Jones was an Associate in the M&A group at J.P. Morgan in New York. Mr. Jones currently serves on the Boards of Directors (or equivalent) of Foresight Reserves L.P., Legend Production Holdings, LLC, Quintana Shipping Investors LLC, Targe Energy LLC, Vantage Energy, LLC and Niska Gas Storage Partners LLC and related entities. Mr. Jones previously served on the boards of directors of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P.

Mr. Jones received his B.S. in commerce with concentrations in both finance and accounting from the McIntire School of Commerce at the University of Virginia.

Andrew W. Ward (age 45) is currently a Partner and Managing Director of Riverstone Holdings LLC, an energy and power-focused private equity firm, where he has been employed since 2002 and is responsible for sourcing and managing energy investments with a particular emphasis on the midstream segment. Prior to joining Riverstone, Mr. Ward was a Partner and Managing Director with Hyperion Partners/Ranieri & Co., a private equity fund that specializes in investments in the financial services and real estate sectors. His responsibilities included all aspects of private equity investing, from evaluating acquisition opportunities to serving on the Board of Directors of Hyperion’s portfolio companies. Mr. Ward was also involved in the financing, strategic development and monitoring of Hyperion’s acquisitions. Prior to joining Hyperion, he was an Associate with the Merrill Lynch High Yield Finance Group, where he specialized in acquisition financing and M&A transactions. Mr. Ward began his private equity career as a Senior Financial Analyst at Merrill Lynch Capital Partners, Inc., a wholly-owned subsidiary of Merrill Lynch, which managed private equity capital for leveraged buyouts across a range of industries.

Mr. Ward currently serves on the Boards of Directors (or equivalent) of Gibson Energy ULC and related entities, USA Compression Holdings, LLC, Riverstone Vantage Pipeline US LP and Riverstone Vantage Pipeline Canada LP, Hestya Energy B.V. and Niska Gas Storage Partners LLC and related entities. Mr. Ward previously served on the boards of directors of Buckeye GP LLC, the general partner of Buckeye Partners, L.P., and MainLine Management LLC, the general partner of Buckeye GP Holdings L.P.

Mr. Ward received his A.B. from Dartmouth College and received his M.B.A. from the UCLA Anderson School of Management.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The description of the Fifth Amended and Restated Partnership Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fifth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., dated as of May 17, 2012

4.1	Second Supplemental Indenture, relating to the 8.375% Senior Notes due 2020, dated May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	Form of Note for 8.375% Senior Notes due 2020 (contained in Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, relating to the 8.375% Senior Notes due 2020, dated as of May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II, and the subsidiary guarantors named therein, and RBC Capital Markets LLC, as representative of the several initial purchasers of the 8.375% Senior Notes due 2020

4.4	Registration Rights Agreement dated as of May 17, 2012, between Penn Virginia Resource Partners, L.P. and Chief E&D Holdings LP

4.5	Registration Rights Agreement dated as of May 17, 2012, between Penn Virginia Resource Partners, L.P. and Riverstone V PVR Holdings, L.P.

4.6	Registration Rights Agreement dated as of May 17, 2012, among Penn Virginia Resource Partners, L.P. and the several Investors named therein

4.7

Third Supplemental Indenture, relating to the 8 1/4% Senior Notes due 2018, dated May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

	By:	Penn Virginia Resource GP, LLC
Its General Partner

Dated: May 22, 2012	By:	/S/ BRUCE D. DAVIS, JR.
Name: Bruce D. Davis, Jr.
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., dated as of May 17, 2012

4.1	Second Supplemental Indenture, relating to the 8.375% Senior Notes due 2020, dated May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	Form of Note for 8.375% Senior Notes due 2020 (contained in Exhibit A to Exhibit 4.1)

4.3	Registration Rights Agreement, relating to the 8.375% Senior Notes due 2020, dated as of May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation II, and the subsidiary guarantors named therein, and RBC Capital Markets LLC, as representative of the several initial purchasers of the 8.375% Senior Notes due 2020

4.4	Registration Rights Agreement dated as of May 17, 2012, between Penn Virginia Resource Partners, L.P. and Chief E&D Holdings LP

4.5	Registration Rights Agreement dated as of May 17, 2012, between Penn Virginia Resource Partners, L.P. and Riverstone V PVR Holdings, L.P.

4.6	Registration Rights Agreement dated as of May 17, 2012, among Penn Virginia Resource Partners, L.P. and the several Investors named therein

4.7	Third Supplemental Indenture, relating to the 8 1/4% Senior Notes due 2018, dated May 17, 2012, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee